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                                                                    EXHIBIT 16.1



October 18, 2004


Securities and Exchange
Commission Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Western Water Company and, under the date of October 6, 2004, we reported on the consolidated financial statements of Western Water Company as of and for the years ended March 31, 2004 and 2003. On October 12, 2004, we were notified that Western Water Company intended to engage Armanino McKenna LLP as its principal accountant for the year ending March 31, 2005 and that the auditor-client relationship with KPMG LLP would cease upon completion of the audit of Western Water Company's consolidated financial statements as of and for the year ended March 31, 2004, and the issuance of our report thereon which occurred on October 15, 2004. We have read Western Water Company's statements included under Item 4 of its Form 8-K dated October 12, 2004, and we agree with such statements, except that we are not in a position to agree or disagree with Western Water Company's statement that the change was approved by the Audit Committee, and that we are not in a position to agree or disagree with the statement that the Company, with the approval of its Audit Committee, engaged Armanino McKenna LLP as its new independent registered public accounting firm to provide independent audit services for the Company during fiscal year 2005, and we are not in a position to agree or disagree with Western Water Company's statement that Armanino McKenna LLP were not engaged regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Western Water Company's consolidated financial statements or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) and Regulation S-K.

Very truly yours,

                                    KPMG LLP

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